EXHIBIT 4.5

                             SUBSCRIPTION AGREEMENT

World Diagnostics Inc.
16250 N.W. 59th. Ave, Bldg. B
Miami, FL 33014

                Re: SUBSCRIPTION AGREEMENT FOR UNITS OF WORLD DIAGNOSTICS INC.

Gentlemen:

                  1. The undersigned hereby tenders to World Diagnostics Inc. (the "Company") this subscription agreement (the "Subscription Agreement"), and applies to purchase _____ Units at $20,000 per Unit, and tenders herewith $__________. Each Unit consists of: 1) 20,000 shares of Common Stock of the Company (the "Common Stock"); 2) 20,000 Common Stock C Purchase Warrants of the Company, substantially in the form attached hereto as Exhibit A ("C Warrants");
3) 20,000 Common Stock D Purchase Warrants of the Company, substantially in the form attached hereto as Exhibit B ("D Warrants") (the C Warrants and D Warrants being referred to collectively as the "Purchase Warrants"); and 4) a promissory note payable the sooner of 12/31/01, or WDI receiving the proceeds of financing activities, to the undersigned the sum of $20,000.00 with interest at the rate of 10 percent simple annual, substantially in the form attached hereto as Exhibit C "Promissory Note").

2. Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

                  (i) The undersigned has received and carefully reviewed the Company's SB-2 effective March 30, 2001 and its most recent business plan, (the "Reports"), and except for the Reports, the undersigned has not been furnished with any other materials or literature relating to the offer and sale of the Units;

                  (ii) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

                  (iii) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Units;

                  (iv) Except as set forth herein, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than that contained in the Reports and the results of independent investigation by the undersigned;

                  (v) The undersigned understands that (A) neither the Common Stock nor the Common Stock C and D Purchase Warrants comprising the Units have been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to exemptions from registration under the Act; (B) the Units are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (c) the Units may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) except as set forth below, the Company has no obligation to register the Units under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Common Stock and Warrants will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the transfer agent for the Common Stock.

                  (vi) The undersigned is acquiring the Units solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

                  (vii) The undersigned will not sell or otherwise transfer any of the Units or any interest therein, unless and until (i) said Common Stock and Purchase Warrants shall have first been registered under the Act and all applicable state securities laws; or (ii) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

                  (viii) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

                  (ix) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act; and

3. Registration Rights. In consideration of the purchase in this offering by the undersigned of one or more Units, and in recognition of the financial benefits to the Company in connection therewith, the Company hereby agrees that the undersigned shall have the rights with respect to the registration and sale of the Common Stock and Purchase Warrants (collectively referred to as "Securities"), which are set forth in this paragraph 3. In connection with the rights so provided, the Company will bear the expenses of such registration other than underwriter discounts and commissions attributable to the Securities sold by investors thereunder, fees and expenses of counsel for the investors who sell such Securities, and transfer taxes payable by such sellers. The Company will indemnify the sellers and any underwriters against claims and losses due to material misstatements or omissions in the registration statement other than misstatements or omissions based on information provided by such sellers. Each seller of Securities will indemnify the Company and the underwriters against claims and losses due to material misstatements or omissions in the registration statement based on information provided by such seller.

                  (i) Standing Registration. The Company shall use reasonable commercial efforts to file, within 30 days after completion of the closing of the offering of the Units, with the U.S. Securities and Exchange Commission (the "SEC"), and applicable state securities regulators, a registration statement covering the public offering and sale of all the Securities (both the Common Stock, the Purchase Warrants, and the Common Stock issuable upon the exercise of the Purchase Warrants) issued by the Company in the offering. The Company shall cooperate with the SEC in its review and approval of such registration statement, and will use all reasonable efforts to diligently pursue the effectiveness of such registration statement at the earliest possible date. The Company shall use every reasonable commercial effort to maintain the effectiveness of such registration statement covering each of the Common Stock and Purchase Warrants. In furtherance thereof, the Company shall amend the registration statement from time to time in accordance with applicable legal requirements, and shall prepare and file all required public reports under applicable securities laws. THE COMPANY ACKNOWLEDGES THAT THE REGISTRATION OF THE SECURITIES, AND THE CONTINUED STATUS OF THE SECURITIES AS REGISTERED SECURITIES, IS A MATERIAL FACTOR IN THE DECISION OF THE UNDERSIGNED TO PURCHASE A UNIT. In furtherance thereof, the Company will take all reasonable steps which are required in order for its Common Stock to continue to be traded in the OTCBB System; for its Purchase Warrants to be listed on the OTCBB System if and when such warrants so qualify and the Company agrees to cooperate in the effort of any holder of Securities to accomplish the same. In the event the company applies for NASDAQ listing for its common stock it will also take all reasonable steps which are required in order for its warrants to be listed at the same time.

                  (ii) Registration by Request. Notwithstanding the foregoing paragraph (i); if at any prior to March 30, 2006, a registration statement covering all Securities is not currently in effect under any applicable securities law, the holder or holders of Units purchased in this offering may require the Company to promptly prepare and file a registration or registrations of Securities of the Company under the Act and under applicable state securities laws (a "Request for Registration"). Upon receipt of a Request for Registration, the Company shall notify all other holders of Units purchased in this offering of the receipt of such Request for Registration, and shall include in such registration statement any Securities of such holders which the holder(s) request that the Company so register.

                  (iii) "Piggy-Back" Registration. Notwithstanding the foregoing paragraphs (i) and (ii), if at any time prior to March 30, 2006 a registration statement covering the Securities is not currently in effect and the Company proposes to file any registration statement covering any Securities, the Company shall notify all other holders of Units purchased in this offering of its intention to file such a registration statement. Upon receipt of such notice of an intent to file a registration statement, the holder or holders of Units purchased in the offering may require the Company to include in such registration statement Common Stock of such holders which the holder(s) request that the Company so register.

                  (iv) Prevention of Detrimental Impact on Private Placement. The Company hereby agrees to: while the Purchase Warrants are outstanding, the Company will not issue common shares, other warrants or rights to acquire Common Stock ("Competing Interests") if such issuance will have a negative economic impact on the value of the Purchase - Warrants, on the stock issued in this Private Placement or the Common Stock that could be acquired by the exercise of such Purchase Warrants. For the purpose of this paragraph the issuance of a Competing Interest will be presumed to be detrimental if: (a) the Competing Interest can be exercised to acquire the Common Stock while the Purchase Warrants are outstanding; (b) the trigger price or the exercise price of the Competing Interest is more advantageous than the comparable price under the Purchase Warrants, or the number of shares of Common stock that can be acquired under the Competing Interest is proportionally more advantageous than the number that could be acquired for the investment of a like amount under the Purchase Warrants and (c) shares are issued for consideration less than $.20 per share. Notwithstanding the foregoing prohibition, the Company may issue a Competing Interest if, prior to or concurrently with such issuance, the Company adjusts the terms of the Purchase Warrants and adjust the cost basis of the private placement common shares by issuing additional shares of common, without additional charge to the holders of the Purchase Warrants or Private Placement Common Shares, to provide terns that are no less advantageous than those of the Competing Interests.

         4. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

         5. The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that this offering is oversubscribed, offer partial Units or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

         6. The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by it herein.

         7. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

         8. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; and (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon the Company (upon its acceptance) and the undersigned and its respective heirs, legal representatives, successors and assigns.

         9. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

         10. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth below; and if to the Company, to World Diagnostics Inc., 16250 N 59th Ave, Bldg B, , Miami, FL 33014.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this                       day of          , 2001.



                                                     SUBSCRIBER

                                       -----------------------------------------
                                       Name:

                                       -----------------------------------------
                                       Address